Exhibit 11

                            COMVERSE TECHNOLOGY, INC.

                 Statement re Computation of Per Share Earnings
                                   (Unaudited)
                      (In thousands, except per share data)

                                                                Three months ended
                                                             October 31,   October 31,
                                                                 2000          2001
Basic earnings per share:

     Net income                                               $ 64,362     $  1,695
                                                              ========     ========

Weighted average number of outstanding common shares           163,058      185,729
                                                              ========     ========

Basic earnings per share                                      $   0.39     $   0.01
                                                              ========     ========


Diluted earnings per share:

     Net income                                               $ 64,362     $  1,695

     Interest expense on 4.5% convertible
         debentures, net of tax                                  3,638            -
                                                              --------     --------

     Adjusted net income                                      $ 68,000     $  1,695
                                                              ========     ========

Weighted average number of outstanding common shares           163,058      185,729
Additional shares assuming exercise of stock options            14,762        3,892
Additional shares assuming conversion of 4.5% convertible
     debentures                                                 13,954            -
                                                              --------     --------

Weighted average number of outstanding common shares
     assuming full dilution                                    191,774      189,621
                                                              ========     ========

Diluted earnings per share                                    $   0.35     $   0.01
                                                              ========     ========


                            Page 27 of 28 Total Pages

                                                                      Exhibit 11

                            COMVERSE TECHNOLOGY, INC.

                 Statement re Computation of Per Share Earnings
                                   (Unaudited)
                      (In thousands, except per share data)

                                                                 Nine months ended
                                                             October 31,   October 31,
                                                                 2000          2001
Basic earnings per share:

     Net income                                               $172,271     $108,635
                                                              ========     ========

Weighted average number of outstanding common shares           159,591      177,026
                                                              ========     ========

Basic earnings per share                                      $   1.08     $   0.61
                                                              ========     ========


Diluted earnings per share:
     Net income                                               $172,271     $108,635

     Interest expense on 4.5% convertible
       debentures, net of tax                                   10,914            -
                                                              --------     --------

     Adjusted net income                                      $183,185     $108,635
                                                              ========     ========


Weighted average number of outstanding common shares           159,591      177,026
Additional shares assuming exercise of stock options            14,894        6,381
Additional shares assuming conversion of 4.5% convertible
  debentures                                                    13,954            -
                                                              --------     --------

Weighted average number of outstanding common shares
     assuming full dilution                                    188,439      183,407
                                                              ========     ========

Diluted earnings per share                                    $   0.97     $   0.59
                                                              ========     ========



                            Page 28 of 28 Total Pages